VistaGen CEO Issues Update Letter to Stockholders

SOUTH SAN FRANCISCO, CA–(Marketwire – May 14, 2012) – VistaGen Therapeutics, Inc. (OTCBB: VSTA) (OTCQB: VSTA), a biotechnology company applying stem cell technology for drug rescue, today issued the following letter to its stockholders and the investment community from its CEO, Shawn Singh.

To our valued Stockholders:

Since becoming a public company one year ago, we have progressed to perhaps the most exciting time in our company’s 14-year history. To arrive at this point, more than $45 million, obtained through various strategic collaborations, investments and grant awards, has been carefully employed. We believe our pluripotent stem cell technology platform, Human Clinical Trials in a Test TubeTM, combined with the network of strategic relationships we have announced, will allow us to secure additional capital and the large market drug rescue opportunities that can deliver value to our stockholders.

Since the beginning of the year, our team has carefully reviewed our Top 10 drug rescue opportunities and narrowed our focus to our Top 5 candidates. Now we intend to launch our initial drug rescue program and secure strategic capital necessary to support it, as well as launch our second drug rescue program by year-end. We also are working on validation of LiverSafe 3D™, our bioassay system for drug rescue involving liver toxicity and drug metabolism issues, for launch during the first half of next year.

The pharmaceutical industry continues to face extremely high barriers in bringing new medicine to market. The number of drugs approved by the FDA over the past decade has dropped precipitously, by over 50%, in spite of staggering increases in resources devoted to R&D by pharmaceutical companies. Based on the progress we have made with CardioSafe 3DTM and our efforts to build our strategic drug rescue ecosystem of collaborators, we believe our core business model — to use our stem cell technology and strategic relationships to develop less toxic variants of drugs that have already been proven in vitro to be effective — is now more commercially promising than at any other point in our history. We believe we will be able to help major pharmaceutical companies avoid the loss of years of time and millions of dollars spent in developing new therapies that have positive efficacy data, but must be discontinued due to later discovery of unsafe toxicity levels for human heart and liver tissue.

Over the past year, we have secured additional intellectual property protection and entered into strategic relationships with leading biotech firms and academic researchers to support development of our stem technology and our drug rescue-based commercialization initiatives:

• University Health Network (UHN)

We extended through September 2017 and expanded the scope of our primary stem cell research and development collaboration with Dr. Gordon Keller, one of the world’s leading stem cell researchers, and UHN, one of Canada’s largest research hospitals.

• Synterys

We signed a medicinal chemistry collaboration agreement with Synterys to support our future drug rescue programs.

• Cato Research and Cato BioVentures

We expanded our 10-year relationship with Cato Research and Cato BioVentures with a right of first offer agreement focused on increasing our access to large market drug rescue opportunities.

• Duke University

We entered into a drug rescue research collaboration with Duke University aimed at integrating Duke’s complementary expertise at the forefront of cardiac stem cell technology, electrophysiology and tissue engineering.

• Vala Sciences

We entered into a drug screening collaboration with Vala Sciences to advance current methodologies used to screen new drug candidates by combining our human stem cell-derived cardiomyocytes (heart cells) with Vala’s novel high-speed kinetic imaging.

Over the next 12 months, we have an ambitious agenda to work closely with our advisors and collaborators to secure capital and achieve these transformative milestones:

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Launch multiple CardioSafe 3D™ drug rescue programs focused on large market products previously

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developed by large pharmaceutical companies;

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Generate and license or sell one new lead drug rescue variant from our initial CardioSafe 3D™ drug rescue programs;

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Validate LiverSafe3D™ for drug rescue involving liver toxicity and drug metabolism issues;

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Advance pilot nonclinical iPS Cell-based cell therapy programs, including studies involving heart, liver, cartilage, blood and/or beta-islet cells;

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Complete phase 1B clinical development of AV-101, our drug candidate targeting neuropathic pain, epilepsy, Parkinson’s disease and depression; and

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List our common stock on a major securities exchange.

Our goals are reachable, with strategic financing. We believe we have the right technology, intellectual property, development teams and specialized focus to deliver on our founding mission – “putting humans first” – bringing clinically relevant human biology to the front end of the drug development process, long before standard animal and human testing, and using better cells to make better medicine.

We would like to thank our partners, advisors, employees and each of you, our loyal stockholders, for helping support us in our efforts to deliver long-term value for you.

Sincerely,

Shawn K. Singh, J.D.Chief Executive Officer, DirectorVistaGen Therapeutics, Inc.

About VistaGen Therapeutics

VistaGen is a biotechnology company applying human pluripotent stem cell technology for drug rescue and cell therapy. VistaGen’s drug rescue activities combine its human pluripotent stem cell technology platform, Human Clinical Trials in a Test Tube™, with modern medicinal chemistry to generate new chemical variants (Drug Rescue Variants) of once-promising small-molecule drug candidates. These are drug candidates discontinued due to heart toxicity after substantial development by pharmaceutical companies, the U.S. National Institutes of Health (NIH) or university laboratories. VistaGen uses its pluripotent stem cell technology to generate early indications, or predictions, of how humans will ultimately respond to new drug candidates before they are ever tested in humans, bringing human biology to the front end of the drug development process.

Additionally, VistaGen’s small molecule drug candidate, AV-101, is in Phase 1b development for treatment of neuropathic pain. Neuropathic pain, a serious and chronic condition causing pain after an injury or disease of the peripheral or central nervous system, affects approximately 1.8 million people in the U.S. alone. VistaGen is also exploring opportunities to leverage its current Phase 1 clinical program to enable additional Phase 2 clinical studies of AV-101 for epilepsy, Parkinson’s disease and depression. To date, VistaGen has been awarded over $8.5 million from the NIH for development of AV-101.

Visit VistaGen at http://www.VistaGen.com, follow VistaGen at http://www.twitter.com/VistaGen or view VistaGen’s Facebook page at http://www.facebook.com/VistaGen.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals, the issuance and protection of patents and other intellectual property, the success of VistaGen’s ongoing clinical studies, including the safety and efficacy of its drug candidate, AV-101, the failure of future drug rescue and pilot preclinical cell therapy programs related to VistaGen’s stem cell technology-based Human Clinical Trial in a Test Tube™ platform, its ability to enter into drug rescue collaborations, risks and uncertainties relating to the availability of substantial additional capital to support VistaGen’s research, development and commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to AV-101 and any drug rescue variants identified and developed by VistaGen. These and other risks and uncertainties are identified and described in more detail in VistaGen’s filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC’s website at www.sec.gov. VistaGen undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:

Shawn K. Singh, J.D.Chief Executive OfficerVistaGen Therapeutics, Inc.http://www.VistaGen.com650-244-9990 x224Investor.Relations@VistaGen.com

Mission Investor RelationsAtlanta, Georgiahttp://www.MissionIR.com404-941-8975Investors@MissionIR.com